                                                                     EXHIBIT 4.9
                                                                     -----------

                                                                  CONFORMED COPY

================================================================================




                                US$750,000,000
                     FIVE-YEAR REVOLVING CREDIT AGREEMENT


                                  dated as of


                                 July 13, 2001


                                     among


                              THE LIMITED, INC.,



                           The Lenders Party Hereto


                                      and


                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent

                          ___________________________

                         J.P. MORGAN SECURITIES INC.,
                                  as Arranger


================================================================================

                               TABLE OF CONTENTS

                                                                   Page
                                                                   ----


                             ARTICLE I Definitions
                                       -----------
     SECTION 1.01.  Defined Terms..................................   1
     SECTION 1.02.  Classification of Loans and Borrowings.........  19
     SECTION 1.03.  Terms Generally................................  20
     SECTION 1.04.  Accounting Terms; GAAP.........................  20

                            ARTICLE II The Credits
                                       -----------

     SECTION 2.01.  Commitments....................................  21
     SECTION 2.02.  Loans and Borrowings...........................  21
     SECTION 2.03.  Requests for Revolving Borrowings..............  22
     SECTION 2.04.  Competitive Bid Procedure......................  23
     SECTION 2.05.  Letters of Credit..............................  26
     SECTION 2.06.  Funding of Borrowings..........................  32
     SECTION 2.07.  Interest Elections.............................  32
     SECTION 2.08.  Termination and Reduction of Commitments.......  34
     SECTION 2.09.  Repayment of Loans; Evidence of Indebtedness...  35
     SECTION 2.10.  Prepayment of Loans............................  36
     SECTION 2.11.  Fees...........................................  36
     SECTION 2.12.  Interest.......................................  38
     SECTION 2.13.  Alternate Rate of Interest.....................  40
     SECTION 2.14.  Increased Costs................................  41
     SECTION 2.15.  Break Funding Payments.........................  43
     SECTION 2.16.  Taxes..........................................  43
     SECTION 2.17.  Payments Generally; Pro Rata Treatment;
                      Sharing of Set-offs..........................  45
     SECTION 2.18.  Mitigation Obligations; Replacement of
                      Lenders......................................  48

                  ARTICLE III Representations and Warranties
                              ------------------------------

     SECTION 3.01.  Corporate Existence and Power..................  50
     SECTION 3.02.  Corporate and Governmental Authorization;
                      No Contravention.............................  50
     SECTION 3.03.  Binding Effect.................................  50
     SECTION 3.04.  Financial Information..........................  50
     SECTION 3.05.  Litigation and Environmental Matters...........  51
     SECTION 3.06.  Subsidiaries...................................  51
     SECTION 3.07.  Not an Investment Company......................  52

     SECTION 3.08.  ERISA..........................................  52
     SECTION 3.09.  Taxes..........................................  52
     SECTION 3.10.  Disclosure.....................................  52

                             ARTICLE IV Conditions
                                        ----------

     SECTION 4.01.  Effective Date.................................  53
     SECTION 4.02.  Each Credit Event..............................  54


                              ARTICLE V Covenants
                                        ---------

     SECTION 5.01.  Information....................................  55
     SECTION 5.02.  Maintenance of Properties......................  57
     SECTION 5.03.  Maintenance of Insurance.......................  57
     SECTION 5.04.  Preservation of Corporate Existence............  58
     SECTION 5.05.  Inspection of Property, Books and Records......  58
     SECTION 5.06.  Fixed Charge Coverage Ratio....................  58
     SECTION 5.07.  Debt to Capital Ratio..........................  58
     SECTION 5.08.  Limitations on Liens...........................  58
     SECTION 5.09.  Compliance with Laws...........................  60
     SECTION 5.10.  Limitations on Subsidiary Indebtedness.........  60
     SECTION 5.11.  Transactions with Affiliates...................  60
     SECTION 5.12.  Consolidations, Mergers and Sales of Assets....  61

                   ARTICLE VI Events of Default and Remedies
                              ------------------------------

     SECTION 6.01.  Events of Default..............................  61
     SECTION 6.02.  Remedies.......................................  66
     SECTION 6.03.  Notice of Default..............................  66

                     ARTICLE VII The Administrative Agent
                                 ------------------------

                          ARTICLE VIII Miscellaneous
                                       -------------

     SECTION 8.01.  Notices........................................  69
     SECTION 8.02.  Waivers; Amendments............................  70
     SECTION 8.03.  Expenses; Indemnity; Damage Waiver.............  71
     SECTION 8.04.  Successors and Assigns.........................  73
     SECTION 8.05.  Survival.......................................  76
     SECTION 8.06.  Counterparts; Integration; Effectiveness.......  76
     SECTION 8.07.  Severability...................................  77
     SECTION 8.08.  Right of Setoff................................  77
     SECTION 8.09.  Governing Law; Jurisdiction; Consent to
                      Service of Process...........................  77
     SECTION 8.10.  WAIVER OF JURY TRIAL...........................  78
     SECTION 8.11.  Headings.......................................  79
     SECTION 8.12.  Confidentiality................................  79
     SECTION 8.13.  Interest Rate Limitation.......................  80
     SECTION 8.14.  Waiver Under Existing Credit Agreement.........  80

     SECTION 8.15.  Collateral.....................................  80

Schedule 2.01 -- Commitments
Schedule 3.05 -- Disclosed Matters
Schedule 5.08 -- Existing Liens

EXHIBITS:
--------

Exhibit A -- Form of Assignment and Acceptance
Exhibit B-1 -- Form of Opinion of Borrower's Counsel
Exhibit B-2 -- Form of Opinion of General Counsel

                                  FIVE-YEAR REVOLVING CREDIT AGREEMENT
                             dated as of July 13, 2001 among THE LIMITED,
                             INC., the LENDERS party hereto and THE CHASE
                             MANHATTAN BANK, as Administrative Agent.

          The parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions
                                  -----------

          SECTION 1.01.  Defined Terms. As used in this Agreement, the following
                         --------------
terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to
           ---
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Administrative Agent" means The Chase Manhattan Bank, in its capacity
           --------------------
as administrative agent for the Lenders hereunder.

          "Administrative Questionnaire" means an Administrative Questionnaire
           ----------------------------
in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person
           ---------
that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Alternate Base Rate" means, for any day, a rate per annum equal to
           -------------------
the greater of (a) the Prime Rate in effect on such day or (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Percentage" means, with respect to any Lender, the
           ---------------------
percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

          "Applicable Rate" means, for any day, with respect to any Eurodollar
           ---------------
Revolving Loan, or with respect to the participation fees and facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Eurodollar Spread", "Participation Fee Rate" or "Facility Fee Rate", as the case may be, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:

============================================================================================
                                     Eurodollar        Participation         Facility Fee
                                     ----------        -------------         ------------
    Index Debt Ratings:                Spread            Fee Rate                Rate
--------------------------------------------------------------------------------------------
        Category 1                     0.170%             0.150%                0.080%
        ----------
        **A/A2
--------------------------------------------------------------------------------------------
        Category 2                     0.285%             0.275%                0.090%
        ----------
          A-/A3
--------------------------------------------------------------------------------------------
        Category 3                     0.375%             0.350%                0.125%
        ----------
         BBB+/Baa1
--------------------------------------------------------------------------------------------
        Category 4                     0.475%             0.450%                0.150%
        ----------
         BBB/Baa2
--------------------------------------------------------------------------------------------
        Category 5                     0.675%             0.650%                0.200%
        ----------
        *BBB-/Baa3
============================================================================================

** More than or equal to.
 * Less than or equal to.

          For purposes of the foregoing, (a) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition) the Applicable Rate shall be determined on the basis of the rating agency that does then have a rating for the Index Debt in effect, (b) if neither Moody's nor S&P has in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition) then the Index Debt shall be deemed to be rated in Category 5, (c) the Index Debt shall be deemed to be rated in Category 5 at any time that an Event of Default has occurred and is continuing, (d) if the ratings established or deemed to have been established by Moody's or S&P for the Index Debt are not in the same Category, then the Applicable Rate will be determined by reference to the Category next above that of the lower of the two ratings and (e) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in an Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system, or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, each Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

          "Assignment and Acceptance" means an assignment and acceptance entered
           -------------------------
into by a Lender and an assignee (with the consent of any party whose consent is required by Section 8.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

          "Availability Period" means the period from and including the
           -------------------
Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

          "Board" means the Board of Governors of the Federal Reserve System of
           -----
the United States of America.

          "Borrower" means The Limited, Inc., a Delaware corporation.
           --------

          "Borrowing" means (a) Revolving Loans of the same Type made, converted
           ---------
or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect.

          "Borrowing Request" means a request by the Borrower for a Revolving
           -----------------
Borrowing in accordance with Section 2.03.

          "Business Day" means any day that is not a Saturday, Sunday or other
           ------------
day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan,
                  --------
the term "Business Day" shall also exclude any day on which banks are not open
          ------------
for dealings in dollar deposits in the London interbank market.

          "Capital" means, at any time of determination, the sum of Consolidated
           -------
Debt plus Consolidated Tangible Net Worth.

          "Capital Lease Obligations" of any Person means the obligations of
           -------------------------
such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Change in Control" means (a) the acquisition of ownership, directly
           -----------------
or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than the Permitted Holders of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated.

          "Change in Law" means (a) the adoption of any law, rule or regulation
           -------------
after (i) with respect to any Revolving Loan or the Commitments, the date of this Agreement or (ii) with respect to any Competitive Loan, the date of the related Competitive Bid, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after (i) with respect to any Revolving Loan or the Commitments, the date of this Agreement or (ii) with respect to any Competitive Loan, the date of the related Competitive Bid, or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or such Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after (i) with respect to any Revolving Loan or the Commitments, the date of this Agreement or (ii) with respect to any Competitive Loan, the date of the related Competitive Bid.

          "Class", when used in reference to any Loan or Borrowing, refers to
           -----
whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Competitive Loans.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time.

          "Commitment" means, with respect to each Lender, the commitment of
           ----------
such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 and
(b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 8.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $750,000,000.

          "Competitive Bid" means an offer by a Lender to make a Competitive
           ---------------
Loan in accordance with Section 2.04.

          "Competitive Bid Rate" means, with respect to any Competitive Bid, the
           --------------------
Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

          "Competitive Bid Request" means a request by the Borrower for
           -----------------------
Competitive Bids in accordance with Section 2.04.

          "Competitive Loan" means a Loan made pursuant to Section 2.04.
           ----------------

          "Consolidated Debt" means, at any date of determination, the sum,
           -----------------
without duplication, of (a) the total Indebtedness of the Borrower and the Consolidated Subsidiaries at such date, (b) an amount equal to six times the fixed minimum store rent commitments (less related sublease income) of the Borrower and the Consolidated Subsidiaries for the then current Fiscal Year, as reflected in the footnotes to the most recent audited financial statements of the Borrower, and (c) an amount equal to six times the fixed minimum store rent commitments (less related sublease income) for the then current Fiscal Year of any Person other than the Borrower or a Consolidated Subsidiary to the extent Guaranteed or assumed by the Borrower or any Consolidated Subsidiary, all determined on a consolidated basis in accordance with GAAP; provided that, for the purposes of calculating the fixed minimum store rent commitments referred to in clause (b) or (c) above, if on or prior to the applicable date of determination an acquisition or disposition outside of the ordinary course of business has occurred that has the effect of increasing or decreasing any such fixed minimum store rent commitments, then such fixed minimum store rent commitments shall be determined on a pro forma basis to give effect to such acquisition or disposition as if such acquisition or disposition had occurred immediately prior to the commencement of the then current Fiscal Year.

          "Consolidated EBITDA" means, for any period, Consolidated Net Income
           -------------------
for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period,
(iii) all amounts attributable to depreciation and amortization for such period and (iv) any extraordinary or nonrecurring charges for such period, and minus
(b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary or nonrecurring gains for such period, all determined on a consolidated basis in accordance with GAAP.

          "Consolidated EBITDAR" means, for any period, Consolidated EBITDA for
           --------------------
such period plus, without duplication and to the extent deducted in the determination of such Consolidated EBITDA, consolidated fixed minimum store rental expense for such period, all determined on a consolidated basis in accordance with GAAP; provided that, if on or prior to the applicable date of determination of Consolidated EBITDAR, an acquisition or disposition outside of the ordinary course of business has occurred that has the effect of increasing or decreasing Consolidated EBITDAR, then Consolidated EBITDAR shall be determined on a pro forma basis to give effect to such acquisition or disposition as if such acquisition or disposition had occurred immediately prior to the commencement of the period for which Consolidated EBITDAR is to be determined.

          "Consolidated Fixed Charges" means, for any period, the sum of (a)
           --------------------------
consolidated interest expense, both expensed and capitalized (including the interest component in respect of Capital Lease Obligations), of the Borrower and the Consolidated Subsidiaries for such period, plus (b) consolidated fixed minimum store rental expense of the Borrower and the Consolidated Subsidiaries for such period, all determined on a consolidated basis in accordance with GAAP; provided that, if on or prior to the applicable date of determination of Consolidated Fixed Charges, an acquisition or disposition outside of the ordinary course of business has occurred that has the effect of increasing or decreasing Consolidated Fixed Charges, then Consolidated Fixed Charges shall be determined on a pro forma basis to give effect to such acquisition or disposition as if such acquisition or disposition had occurred immediately prior to the commencement of the period for which Consolidated Fixed Charges is to be determined.

          "Consolidated Net Income" means, for any period, the net income or
           -----------------------
loss of the Borrower and the Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

          "Consolidated Subsidiary" means any Subsidiary (other than an
           -----------------------
Unrestricted Subsidiary), the accounts of which are, or are required to be, consolidated with those of the Borrower in the Borrower's periodic reports filed under the Securities Exchange Act of 1934.

          "Consolidated Tangible Net Worth" means, at any date of determination
           -------------------------------
(a) the aggregate amount of all common stock, preferred stock (except preferred stock having sinking fund payments or other similar payments (but not dividends) which are due prior to the Maturity Date), additional paid-in capital and retained earnings (or deficit) less (b) the aggregate amount of (i) all goodwill, licenses, patents, trademarks, copyrights, trade names, service marks, experimental or organizational expenses and other similar intangibles and unamortized debt discount and expense to the extent any of the foregoing arise on or after July 6, 2001 and (ii) all investments, loans and advances by the Borrower or any Consolidated Subsidiary in or to any Unrestricted Subsidiary, all determined with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis.

          "Control" means, with respect to a specified Person, the possession,
           -------
directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have
                                         -----------       ----------
correlative meanings.

          "Default" means any event or condition which constitutes an Event of
           -------
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Disclosed Matters" means the actions, suits and proceedings and the
           -----------------
environmental matters disclosed in Schedule 3.05.

          "dollars" or "$" refers to lawful money of the United States of
           -------      -
America.

          "Effective Date" means the date on which the conditions specified in
           --------------
Section 4.01 are satisfied (or waived in accordance with Section 8.02).

          "Environmental Laws" means all applicable laws, rules, regulations,
           ------------------
codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating to the environment, preservation or reclamation of natural resources or the management, release or threatened release of any Hazardous Material.

          "Environmental Liability" means any liability, contingent or otherwise
           -----------------------
(including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Consolidated Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "Equity Interests" means shares of capital stock, partnership
           ----------------
interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
incorporated) that, together with the

Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          "Eurodollar", when used in reference to any Loan or Borrowing, refers
           ----------
to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.

          "Event of Default" has the meaning assigned to such term in Article
           ----------------
VI.

          "Excluded Taxes" means, with respect to the Administrative Agent, any
           --------------
Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, (b) income, franchise or similar taxes imposed by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or which are imposed by reason of any present or former connection between such Lender and the jurisdiction imposing such taxes, other than solely as a result of this Agreement or any Loan or transaction contemplated thereby, (c) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) or (b) above and (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender under applicable law at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, under applicable law at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to Section 2.16(a), or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.16(e).

          "Federal Funds Effective Rate" means, for any day, the weighted
           ----------------------------
average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Officer" means the chief financial officer, principal
           -----------------
accounting officer, treasurer or controller of the Borrower.

          "Fiscal Year" means the fiscal year of the Borrower which shall
           -----------
commence on the Sunday following the Saturday on or nearest (whether following or preceding) January 31 of one calendar year and end on the Saturday on or nearest (whether following or preceding) January 31 of the following calendar year.

          "Fixed Rate" means, with respect to any Competitive Loan (other than a
           ----------
Eurodollar Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

          "Fixed Rate Loan" means a Competitive Loan bearing interest at a Fixed
           ---------------
Rate.

          "Foreign Lender" means any Lender that is organized under the laws of
           --------------
a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America.

          "Governmental Authority" means the government of the United States of
           ----------------------
America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" of or by any Person (the "guarantor") means any
           ---------                            ---------
obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or
 ---------------
indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment
of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include
                            --------
endorsements for collection or deposit in the ordinary course of business.

          "Hazardous Materials"  means all explosive or radioactive substances
           -------------------
or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes in each case which are regulated pursuant to any Environmental Law.

          "Hedging Agreement" means any interest rate protection agreement,
           -----------------
foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "Indebtedness" of any Person means, without duplication, (a) all
           ------------
obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person in respect of the deferred purchase price of property (other than inventory) or services (excluding accruals and trade accounts payable arising in the ordinary course of business), (d) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (e) all Guarantees by such Person of Indebtedness of others, (f) all Capital Lease Obligations of such Person and (g) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances.

          "Indemnified Taxes" means Taxes other than Excluded Taxes and Other
           -----------------
Taxes.

          "Index Debt" means senior, unsecured, long-term indebtedness for
           ----------
borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

          "Information Memorandum" means the Confidential Information Memorandum
           ----------------------
dated June, 2001 relating to the Borrower and the Transactions.

          "Interest Election Request" means a request by the Borrower to convert
           -------------------------
or continue a Revolving Borrowing in accordance with Section 2.07.

          "Interest Payment Date" means (a) with respect to any ABR Loan, the
           ---------------------
last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing.

          "Interest Period" means (a) with respect to any Eurodollar Borrowing,
           ---------------
the period commencing on the date of such Borrowing and ending on (i) the date that is one or two weeks thereafter or (ii) the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, in each case as the Borrower may elect and (b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than seven days or more than

180 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that (i) if any
                                                     --------
Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing with an Interest Period of an integral number of months only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Eurodollar Borrowing with an Interest Period of an integral number of months that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and
(iii) any Interest Period that would otherwise end after the Maturity Date will end on the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Issuing Bank" means, as applicable, (a) The Chase Manhattan Bank, in
           ------------
its capacity as the issuer of Letters of Credit hereunder, (b) any other Lender or Affiliate of a Lender designated by the Borrower (with such Lender's consent) as an Issuing Bank in a written notice to the Administrative Agent and (c) their respective successors in such capacity as provided in Section 2.05(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "LC Disbursement" means a payment made by any Issuing Bank pursuant to
           ---------------
a Letter of Credit.

          "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn
           -----------
amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

          "Lenders" means the Persons listed on Schedule 2.01 and any other
           -------
Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

          "Letter of Credit" means any letter of credit issued pursuant to this
           ----------------
Agreement.

          "LIBO Rate" means, with respect to any Eurodollar Borrowing for any
           ---------
Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such
                                                 ---------
Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien" means, with respect to any asset, any mortgage, deed of trust,
           ----
lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset.

          "Loans" means the loans made by the Lenders to the Borrower pursuant
           -----
to this Agreement.

          "Margin" means, with respect to any Competitive Loan bearing interest
           ------
at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
business, financial position or results of operations, of the Borrower and the Consolidated Subsidiaries, taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or (c) the rights of or benefits available to the Lenders under this Agreement.

          "Material Indebtedness" means Indebtedness (other than the Loans and
           ---------------------
Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Consolidated Subsidiaries in an aggregate principal amount exceeding $75,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Consolidated Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Consolidated Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

          "Maturity Date" means July 13, 2006.
           -------------

          "Minority Interest Disposition" means a sale, transfer or other
           -----------------------------
disposition by the Borrower or any of the Subsidiaries (including the issuer thereof) of up to 20% of the Equity Interests in any Subsidiary of the Borrower.

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Multiemployer Plan" means a multiemployer plan as defined in Section
           ------------------
4001(a)(3) of ERISA.

          "Other Taxes" means any and all present or future recording, stamp,
           -----------
documentary, excise, property or similar taxes, charges or levies imposed by the United States of America or any political subdivision thereof arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and
           ----
defined in ERISA and any successor entity performing similar functions.

          "Permitted Encumbrances" means:
           ----------------------

          (a) Liens imposed by law for taxes that are not yet due;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and security obligations that are not overdue by more than 30 days;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (j) of Section 6.01; and

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien
--------
securing Indebtedness.

          "Permitted Holders" means Leslie H. Wexner, all descendants of any of
           -----------------
his grandparents, any spouse or former spouse of any of the foregoing, any descendant of any such spouse or former spouse, the estate of any of the foregoing, any trust for the benefit, in whole or in part, of one or more of the foregoing and any corporation, limited liability company, partnership or other entity Controlled by one or more of the foregoing.

          "Person" means any natural person, corporation, limited liability
           ------
company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan"  means any employee pension benefit plan (other than a
           ----
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or

Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Prime Rate" means the rate of interest per annum publicly announced
           ----------
from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Register" has the meaning set forth in Section 8.04.
           --------

          "Related Parties" means, with respect to any specified Person, such
           ---------------
Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Required Lenders" means, at any time, Lenders having Revolving Credit
           ----------------
Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided
                                                                      --------
that, for purposes of declaring the Loans to be due and payable pursuant to
Article VI, and for all purposes after the Loans become due and payable pursuant to Article VI or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders.

          "Revolving Credit Exposure" means, with respect to any Lender at any
           -------------------------
time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure at such time.

          "Revolving Loan" means a Loan made pursuant to Section 2.03.
           --------------

          "S&P" means Standard & Poor's Ratings Services.
           ---

          "Statutory Reserve Percentage" means for any day the percentage
           ----------------------------
(expressed as a decimal) that is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a member bank of the Federal Reserve System for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. The Statutory Reserve

Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "subsidiary" means, with respect to any Person (the "parent") at any
           ----------                                          ------
date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" means any subsidiary of the Borrower.
           ----------

          "Taxes" means any and all present or future taxes, levies, imposts,
           -----
duties, deductions, charges or withholdings imposed by any Governmental
Authority.

          "364-Day Credit Agreement" means the 364-day Revolving Credit
           ------------------------
Agreement dated as of July 13, 2001 among the Borrower, the lenders, party thereto and the Chase Manhattan Bank, as "Administrative Agent" under and as defined in the 364-Day Credit Agreement.

          "Transactions" means the execution, delivery and performance by the
           ------------
Borrower of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

          "Type", when used in reference to any Loan or Borrowing, refers to
           ----
whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate, the Alternate Base Rate or a Fixed Rate.

          "Unfunded Liabilities" means, with respect to any Plan at any time,
           --------------------
the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only (i) to the extent that such excess represents a potential liability of the Borrower or any ERISA Affiliate to the PBGC or any other Person under Title IV of ERISA or (ii) with respect to a Plan which is a Multiemployer Plan as described in Section 4001(a)(3) of ERISA, to the extent of the Unfunded Liabilities of such Plan allocable to the Borrower or any ERISA Affiliate under Section 4212 of ERISA.

          "Unrestricted Subsidiary" means any Subsidiary designated as an
           -----------------------
Unrestricted Subsidiary in a written notice sent at any time after the date of this Agreement by the Borrower to the Administrative Agent which is engaged (a) primarily in the business of making or discounting loans, making advances, extending credit or providing financial accommodation to, or purchasing the obligations of, others; (b) primarily in the business of insuring property against loss and subject to regulation as an insurance company by any Governmental Authority; (c) exclusively in the business of owning or leasing, and operating, aircraft and/or trucks; (d) primarily in the ownership, management, leasing or operation of real estate, other than parcels of real estate with respect to which 51% or more of the rentable space is used by the Borrower or a Consolidated Subsidiary in the normal course of business; or (e) primarily as a carrier transporting goods in both intrastate and interstate commerce, provided that (i) the Borrower may by notice to the Administrative
          --------
Agent change the designation of any Subsidiary described in subparagraphs (a) through (e) above, but may do so only once during the term of this Agreement,
(ii) the designation of a Subsidiary as an Unrestricted Subsidiary more than 30 days after the creation or acquisition of such Subsidiary where such Subsidiary was not specifically so designated within such 30 days shall be deemed to be the only permitted change in designation and (iii) immediately after the Borrower designates any Subsidiary whether now owned or hereafter acquired or created as an Unrestricted Subsidiary or changes the designation of a Subsidiary from an Unrestricted Subsidiary to a Consolidated Subsidiary, the Borrower and all Consolidated Subsidiaries would be in compliance with all of the provisions of this Agreement.

          "Value" means, when used in Section 6.01(e) with respect to
           -----
investments in and advances to a Consolidated Subsidiary, the book value thereof immediately before the relevant event or events referred to in Section 6.01(e) occurred with respect to such Consolidated Subsidiary.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a
           --------------------
result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02.  Classification of Loans and Borrowings.  For purposes
                         ---------------------------------------
of this Agreement, Loans may be classified and referred to by Class (e.g., a
                                                                     ----
"Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type
                              ----
(e.g., a "Eurodollar Revolving Loan").  Borrowings also may be classified and
-----
referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a
                      ----                                       ----
"Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving
                                              ----
Borrowing").

          SECTION 1.03.  Terms Generally.  The definitions of terms herein shall
                         ----------------
apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.04.  Accounting Terms; GAAP.  Except as otherwise expressly
                         -----------------------
provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time;

provided that, if the Borrower notifies the Administrative Agent that the
--------
Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                  ARTICLE II

                                  The Credits
                                  -----------

          SECTION 2.01.  Commitments.  Subject to the terms and conditions set
                         ------------
forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that (after giving effect to the making of such Revolving Loans and any concurrent repayment of Loans) will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (b) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

          SECTION 2.02.  Loans and Borrowings.  (a)  Each Revolving Loan shall
                         ---------------------
be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the
                                                       --------
Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) Subject to Section 2.13, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans or

Eurodollar Loans as the Borrower may request in accordance herewith, and (ii) each Competitive Borrowing shall be comprised entirely of Eurodollar Loans or Fixed Rate Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise
                                                      --------
of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $20,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $20,000,000;

provided that an ABR Revolving Borrowing may be in an aggregate amount that is
--------
equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Competitive Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $20,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that
                                                                  --------
there shall not at any time be more than a total of 12 Eurodollar Revolving Borrowings outstanding.

          SECTION 2.03.  Requests for Revolving Borrowings.   To request a
                         ----------------------------------
Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i) the aggregate amount of the requested Borrowing;

          (ii)  the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.04.  Competitive Bid Procedure.  (a)  Subject to the terms
                         --------------------------
and conditions set forth herein, from time to time during the Availability Period the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided
                                                                     --------
that the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans at any time (after giving effect to the borrowing of such Competitive Loans and any concurrent repayment of Loans) shall not exceed the total Commitments. To request Competitive Bids, the Borrower shall notify the Administrative Agent of such request by telephone,
(a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing and (b) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that
                                                                  --------
the Borrower may submit up to (but not more than) five Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within three Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

          (i)   the aggregate amount of the requested Borrowing;

          (ii)  the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be a Eurodollar Borrowing or a Fixed Rate Borrowing;

          (iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

          (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, (x) in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing and (y) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

          (c) The Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

          (d) Subject only to the provisions of this paragraph, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, (x) in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing and (y) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the proposed date of the Competitive Borrowing; provided that (i) the failure of the
                                            --------
Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further that if a Competitive Loan must be in an amount less than
----------------
$5,000,000 because of the
provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

          (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

          (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

          SECTION 2.05.  Letters of Credit.  (a) General.  Subject to the terms
                         ------------------      --------
and conditions set forth herein, the Borrower may request the issuance of Letters of Credit, in a form reasonably acceptable to the Administrative Agent and any Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The parties hereto acknowledge and agree that (i) Letters of Credit may be issued to support obligations of Subsidiaries of the Borrower as well as the Borrower, (ii) Letters of Credit issued to support obligations of a Subsidiary may state that they are issued for such Subsidiary's account and (iii) regardless of any such statement in any Letter of Credit, the Borrower is the "account party" in respect of all Letters of Credit and will be responsible for reimbursement of LC Disbursements as provided herein.

          (b)  Notice of Issuance, Amendment, Renewal, Extension; Certain
               ----------------------------------------------------------
Conditions.  To request the issuance of a Letter of Credit (or the amendment,
-----------
renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Bank) to the relevant Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the relevant Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $500,000,000 and (ii) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans shall not exceed the total Commitments.

          (c)  Expiration Date.  Each Letter of Credit shall expire at or prior
               ----------------
to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

          (d)  Participations.  By the issuance of a Letter of Credit (or an
               ---------------
amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the relevant Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e)  Reimbursement.  If any Issuing Bank shall make any LC
               --------------
Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the next Business Day after the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on
(i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt;

provided that the Borrower may, subject to the conditions to borrowing set forth
--------
herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of
                               ------- --------
the Lenders), and the Administrative Agent shall promptly pay such Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to such Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse such Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

          (f)  Obligations Absolute.  The Borrower's obligation to reimburse LC
               ---------------------
Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or any other term or provision in this Agreement, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder.
Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any
              --------
Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or such Issuing Bank's failure to make an LC Disbursement under a Letter of Credit upon presentation to it of documents strictly complying with such Letter of Credit. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, such Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g)  Disbursement Procedures.  Any Issuing Bank shall, promptly
               ------------------------
following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or
                                         --------
delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

          (h)  Interim Interest.  If any Issuing Bank shall make any LC
               -----------------
Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date when such reimbursement is due pursuant to paragraph (e) of this Section, the unpaid amount thereof shall bear interest, for each day from and including the date such reimbursement is due pursuant to such paragraph (e) to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate provided in Section 2.12(d). Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section, to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (i)  Replacement of an Issuing Bank.  Any Issuing Bank may be replaced
               -------------------------------
at any time by written agreement among the Borrower and the successor Issuing Bank. The Borrower shall notify the Administrative Agent, the replaced Issuing Bank and the Lenders of any such replacement of any Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees payable by the Borrower that have accrued for the account of any replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of any Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of any Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j)  Cash Collateralization.  If any Event of Default shall occur and
               -----------------------
be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit
                                     --------
such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (e) of Section 6.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse any Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

          SECTION 2.06.  Funding of Borrowings.  (a)  Each Lender shall make
                         ----------------------
each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request or Competitive Bid Request; provided that ABR Revolving Loans made to finance
                            --------
the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the greater of the interest rate applicable to the Loans of the other Lenders included in the applicable Borrowing and a rate determined by the Administrative Agent to equal its cost of funds for funding such amount. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.07.  Interest Elections.  (a)  Each Revolving Borrowing
                         -------------------
initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings, which may not be converted or continued.

          (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

         (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

           (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

           (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.

          SECTION 2.08.  Termination and Reduction of Commitments.  (a)  Unless
                         -----------------------------------------
previously terminated, the Commitments shall terminate on the Maturity Date.

          (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments
                         --------
shall be in an amount that is an integral multiple of $1,000,000 and not less than $25,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the total Commitments.

          (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business

Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered
             --------
by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

          SECTION 2.09.  Repayment of Loans; Evidence of Indebtedness.  (a) The
                         ---------------------------------------------
Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Administrative Agent for the account of each Lender that shall have made any Competitive Loan the then unpaid principal amount of each Competitive Loan of such Lender on the last day of the Interest Period applicable to such Loan.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d)  The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and
                                    ----- -----
amounts of the obligations recorded therein; provided that the failure of any
                                             --------
Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 8.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.10.  Prepayment of Loans.  (a)  The Borrower shall have the
                         --------------------
right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that the Borrower shall not have the right to prepay any Competitive
--------
Loan without the prior consent of the Lender thereof.

          (b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment and (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of
                                                 --------
prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with
Section 2.08. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the
contents thereof.   Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

          SECTION 2.11.  Fees.  (a)  The Borrower agrees to pay to the
                         -----
Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure
--------
after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Maturity Date, commencing on the first such date to occur after the date hereof; provided that any facility fees
                                                --------
accruing after the Maturity Date shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the relevant Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and such Issuing Bank on the daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.

Participation and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date, provided that all such fees shall be payable on the
                          --------
date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable by the Borrower to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). In addition to the fees referred to above, each Issuing Bank (i) may collect customary drawing fees from beneficiaries of Letters of Credit issued by it and (ii) may require that Letters of Credit issued by it contain customary provisions for such drawing fees.

          (c) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a utilization fee, which shall accrue at a rate of 0.125% per annum on all Revolving Loans during any period that the sum of (i) the aggregate Competitive Loans and Revolving Loans and (ii) the aggregate "Competitive Loans" and "Revolving Loans" under and as defined in the 364-Day Credit Agreement are equal to or in excess of 50% of the sum of the aggregate Commitments and the aggregate "Commitments" under and as defined in the 364-Day Credit Agreement. Accrued utilization fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Maturity Date (or the date on which such term loan is repaid in full), commencing on the first such date to occur after the date hereof; provided that any utilization
                                                --------
fees accruing after the Maturity Date shall be payable on demand. All utilization fees will be calculated on the basis of actual days elapsed in a year of 360 days (including the first day but excluding the last day).

          (d) The Borrower agrees to pay to the Administrative Agent, for its own account, fees in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

          (e) All fees payable by the Borrower hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the relevant

Issuing Bank, in the case of fees payable by the Borrower to it) for distribution, in the case of facility fees and utilization fees, to the Lenders. Fees paid by the Borrower shall not be refundable under any circumstances.

          SECTION 2.12.  Interest.  (a)  The Loans comprising each ABR Borrowing
                         ---------
shall bear interest at the Alternate Base Rate.

          (b) The Loans comprising each Eurodollar Borrowing shall bear interest (i) in the case of a Eurodollar Revolving Loan, at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, or
(ii) in the case of a Eurodollar Competitive Loan, at the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

          (c) Each Fixed Rate Loan shall bear interest at the Fixed Rate applicable to such Loan.

          (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

          (e) (i) For so long as any Lender maintains reserves against "Eurocurrency liabilities" (or any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Revolving Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents), and as a result the cost to such Lender (or its lending office for Eurodollar Revolving Loans) of making or maintaining its Eurodollar Revolving Loans is increased, then such Lender may require the Borrower to pay, contemporaneously with each payment of interest on any Eurodollar Revolving Loan of such Lender, additional interest on such Eurodollar Revolving Loan for the Interest Period of such Eurodollar Revolving Loan at a rate per annum up to but not exceeding the excess of (A)(x) the applicable LIBO Rate divided by (y) one minus the

Statutory Reserve Percentage over (B) the rate specified in the preceding clause
(x).

          (ii) Any Lender wishing to require payment of additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Eurodollar Revolving Loans of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each Interest Period commencing at least three Business Days after the giving of such notice and (y) shall furnish to the Borrower at least five Business Days prior to each date on which interest is payable on the Eurodollar Revolving Loans an officer's certificate setting forth the amount to which such Lender is then entitled under this Section (which shall be consistent with such Lender's good faith estimate of the level at which the related reserves are maintained by
it). Each such certificate shall be accompanied by such information as the Borrower may reasonably request as to the computation set forth therein.

          (f) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to
                                --------
paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (g) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.13.  Alternate Rate of Interest.  If prior to the
                         ---------------------------
commencement of any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders (or, in the case of a Eurodollar Competitive Loan, the Lender that is required to make such Loan) that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter, but not later than 10:00 A.M. (New York City time) on the first day of such Interest Period, and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, then, unless the Borrower notifies the Administrative Agent by 12:00 noon (New York City time) on the date of such Borrowing that it elects not to borrow on such date, such Borrowing shall be made as an ABR Borrowing and (iii) any request by the Borrower for a Eurodollar Competitive Borrowing shall be ineffective; provided that if the circumstances
                                            --------
giving rise to such notice do not affect all the Lenders, then requests by the Borrower for Eurodollar Competitive Borrowings may be made to Lenders that are not affected thereby.

          SECTION 2.14.  Increased Costs.  (a)  If any Change in Law shall:
                         ----------------

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Statutory Reserve Percentage) or any Issuing Bank; or

          (ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein (other than an imposition or change in Taxes, Other Taxes or Excluded Taxes, or any Change in Law relating to capital requirements or the rate of return on capital, with respect to which Section 2.16 and paragraph (b) of this Section, respectively, shall apply);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining, or reduce the amount receivable by any Lender with respect to, any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit, then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

          (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof.

          (d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation; provided
                                                                        --------
that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Bank's intention to claim compensation therefor; provided further that, if the Change
                                          -------- -------
in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

          (e) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

          SECTION 2.15.  Break Funding Payments.  In the event of (a) the
                         -----------------------
payment of any principal of any Eurodollar Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any Eurodollar Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event which, in the reasonable judgment of such Lender, such Lender (or an existing or prospective participant in a related Loan) incurred, including any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

          SECTION 2.16.  Taxes.  (a)  Any and all payments by or on account of
                         ------
any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the
                                                            --------
Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrower shall indemnify the Administrative Agent, each Lender and any Issuing Bank, within 15 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental

Authority; provided, that the Borrower shall not be obligated to make payment to
           --------
such Lender or Administrative Agent for penalties, interest or expenses attributable to the gross negligence or wilful misconduct of such Lender or Administrative Agent. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate, provided that such Foreign Lender has received written notice from the Borrower advising it of the availability of such exemption or reduction and containing all applicable documentation.

          (f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the
              --------
Administrative Agent or
such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

          SECTION 2.17.  Payments Generally; Pro Rata Treatment; Sharing of Set-
                         ------------------------------------------------------
offs.  (a)  The Borrower shall make each payment required to be made by it
-----
hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) on the date when due, in immediately available funds, without set-off or counterclaim, and the Borrower agrees to instruct its bank which will be transmitting such funds with respect to such payments not later than 10:00 A.M. (New York City time) on the date when due. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to an Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 8.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.
If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due from the Borrower hereunder, such funds shall be applied (i) first, towards payment of principal, interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of such principal, interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements; provided that (i) if any
                                                        --------
such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing

Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(d) or (e), 2.06(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.18.  Mitigation Obligations; Replacement of Lenders.  (a)
                         -----------------------------------------------
If any Lender requests compensation under Section 2.14, or additional interest under Section 2.12(e) or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14, 2.12(e) or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.15, or additional interest under Section 2.12(e), or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such

Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 8.04), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i)
                                                             --------
the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the relevant Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans) and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts, in each case payable to it by the Borrower hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15, additional interest under Section 2.12(e) or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

          (c) In connection with any proposed amendment, modification or waiver of or with respect to any provision of this Agreement (a "Proposed Change")
                                                          ---------------
requiring the consent of all Lenders, if the consent of the Required Lenders to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 2.18(c) being referred to as a "Non-Consenting Lender"), then the Borrower may, at its sole expense and
      ---------------------
effort, upon notice to each Non-Consenting Lender and the Administrative Agent, require each Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 8.04) all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior
             --------
written
consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans), accrued interest thereon, accrued fees and all other amounts, in each case payable to it by the Borrower hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) the Borrower shall not be permitted to require any Non-Consenting Lender to make any such assignment unless all Non-Consenting Lenders are required to make such assignments and, as a result thereof, the Proposed Change will become effective.



                                  ARTICLE III

                        Representations and Warranties
                        ------------------------------

          The Borrower represents and warrants to the Lenders that:

          SECTION 3.01.  Corporate Existence and Power.  The Borrower is a
                         ------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to carry on its business as now conducted.

          SECTION 3.02.  Corporate and Governmental Authorization; No
                         --------------------------------------------
Contravention.  The execution, delivery and performance by the Borrower of this
--------------
Agreement and the Transactions are within the Borrower's corporate power, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of reports with the Securities and Exchange Commission) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower.

          SECTION 3.03.  Binding Effect.  This Agreement has been duly executed
                         ---------------
and delivered by the Borrower and constitutes a valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.04.  Financial Information.  (a) The consolidated balance
                         ----------------------
sheet of the Borrower and the Subsidiaries and the related consolidated statements of income, shareholders' equity and cash flows as of and for (i) Fiscal Year 2000, reported on by PricewaterhouseCoopers L.L.P. and set forth in the Borrower's Annual Report on Form 10-K for Fiscal Year 2000, a copy of which has been delivered to each of the Lenders, and (ii) the first fiscal quarter of Fiscal Year 2001, certified by a Financial Officer, in each case fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and the Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year or portion of such Fiscal Year, as applicable.

          (b) From February 3, 2001 to the Effective Date, there has been no material adverse change in the business, financial position or results of operations of the Borrower and the Consolidated Subsidiaries, considered as a whole.

          SECTION 3.05.  Litigation and Environmental Matters.  (a) There is no
                         -------------------------------------
action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any Consolidated Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is, in the good faith judgment of the Borrower (which shall be conclusive), a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and the Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity or enforceability of this Agreement.

          (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, are not reasonably expected in the good faith judgment of the Borrower (which shall be conclusive) to materially adversely affect the business, financial position or results of operations of the Borrower and the Consolidated Subsidiaries considered as a whole, neither the Borrower nor any of the Consolidated Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or
(iv) knows of any basis for any Environmental Liability.

          (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate in the good faith judgment of the Borrower (which shall be conclusive), has resulted in a material adverse effect on the business, financial position or results of operations of the Borrower and the Consolidated Subsidiaries considered as a whole.

          SECTION 3.06.  Subsidiaries.  Each of the Consolidated Subsidiaries is
                         -------------
a corporation duly incorporated, validly existing and, to the extent applicable, in good standing under the laws of its jurisdiction of incorporation, and has all corporate power and authority required to carry on its business as now conducted except to the extent that the failure of any such Consolidated Subsidiary to be so incorporated, existing or in good standing or to have such power and authority is not reasonably expected by the Borrower to have a material adverse effect on the business, financial position or results of operations of the Borrower and the Consolidated Subsidiaries considered as a whole.

          SECTION 3.07.  Not an Investment Company.  The Borrower is not an
                         --------------------------
"investment company" within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 3.08.  ERISA.  The Borrower and its ERISA Affiliates (a) have
                         ------
fulfilled their material obligations under the minimum funding standards of ERISA and the Code with respect to each Plan, (b) are in compliance in all material respects with the presently applicable provisions of ERISA and the Code and (c) have not incurred any liability in excess of $75,000,000 to the PBGC or a Plan under Title IV of ERISA other than a liability to PBGC for premiums under
Section 4007 of ERISA; provided, that this sentence shall not apply to (i) any
                       --------
ERISA Affiliate as described in Section 414(m) of the Code (other than the Borrower or a Subsidiary) or any Plan maintained by such an ERISA Affiliate or
(ii) any Multiemployer Plan. The Borrower and its Subsidiaries have made all material payments to Multiemployer Plans which they have been required to make under the related collective bargaining agreement or applicable law.

          SECTION 3.09.  Taxes.  The Borrower and its Subsidiaries have filed
                         ------
all United States federal income tax returns and all other material tax returns which, in the opinion of the Borrower, are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, except for assessments which are being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower and Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

          SECTION 3.10.  Disclosure.  The Information Memorandum, the financial
                         -----------
statements delivered pursuant to Section 5.01(a)(i) and (ii), the registration statements delivered pursuant to Section 5.01(a)(vi) (in each case in the form in which such registration statements were declared effective, as amended by any post-effective amendments thereto) and the reports on Forms 10-K, 10-Q and 8-K delivered pursuant to Section 5.01(a)(vi), do not, taken as a whole and in each case as of the date thereof, contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided
                                                                       --------
that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.


                                  ARTICLE IV

                                  Conditions
                                  ----------

          SECTION 4.01.  Effective Date.  The obligations of the Lenders to make
                         ---------------
Loans and of any Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 8.02):

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this

     Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Samuel P. Fried, Esq., General Counsel of the Borrower, and (ii) Davis Polk & Wardwell, counsel for the Borrower, substantially in the form of Exhibits B-1 and B-2, respectively, and covering such other matters relating to the Borrower, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

          (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

          (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

          (f) The Administrative Agent shall have received evidence satisfactory to it of the termination of lending commitments under, and the payment of all amounts outstanding under, the Credit Agreement dated as of September 25, 1997, among the Borrower, the banks party thereto and Morgan Guaranty Trust Company of New York, as agent for such banks.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of any Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 8.02) at or prior to 3:00 p.m., New York City time, on July 16, 2001 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

          SECTION 4.02.  Each Credit Event.  The obligation of each Lender to
                         ------------------
make a Loan on the occasion of any Borrowing, and of any Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

          (a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

          (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.


                                   ARTICLE V

                                   Covenants
                                  ----------

          The Borrower agrees that, so long as any Lender has any Commitment hereunder or any amount payable hereunder remains unpaid:

          SECTION 5.01.  Information.  (a) The Borrower will deliver to the
                         ------------
Administrative Agent and each of the Lenders:

          (i) as soon as available and in any event within 120 days after the end of each Fiscal Year, the Annual Report of the Borrower on Form 10-K for such Fiscal Year, containing financial statements reported on in a manner acceptable to the Securities and Exchange Commission by PricewaterhouseCoopers L.L.P. or other independent public accountants of nationally recognized standing selected by the Borrower;

          (ii) as soon as available and in any event within 60 days after the end of each of the first three quarters of each Fiscal Year, a copy of the Borrower's report on Form 10-Q for such quarter with the financial statements therein contained to be certified (subject to normal year end adjustments) as to fairness of presentation, generally accepted accounting principles (except footnotes) and consistency, by a Financial Officer;

          (iii) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of a Financial Officer (1) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.06 and 5.07 on the date of such financial statements and (2) stating whether, to the best knowledge of such Financial Officer, any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (iv) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements (insofar as such pertains to accounting matters);

          (v) promptly upon the mailing thereof to the stockholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

          (vi) promptly upon the filing thereof, copies of all registration statements (other than the exhibits, thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

          (vii) within four Business Days of any executive officer of the Borrower or any Financial Officer obtaining knowledge of any condition or event recognized by such officer to be a Default, a certificate of a Financial Officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (viii) if and when any executive officer of the Borrower or any Financial Officer obtains knowledge that any ERISA Affiliate (1) has given or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC, (2) has received notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice or (3) has received notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; and

          (ix) from time to time such additional information regarding the financial position or business of the Borrower and Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request.

          (b) Certificates delivered pursuant to this Section shall be signed manually or shall be copies of a manually signed certificate.

          SECTION 5.02.  Maintenance of Properties.  The Borrower will, and will
                         --------------------------
cause each Consolidated Subsidiary to, maintain and keep in good condition, repair and working order all properties used or useful in the conduct of its business and supply such properties with all necessary equipment and make all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section shall prevent the Borrower
              --------
or any Consolidated Subsidiary from discontinuing the operation and maintenance of any of such properties if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of the business of the Borrower or such Consolidated

Subsidiary, as the case may be, and not disadvantageous in any material respect to the Lenders.

          SECTION 5.03.  Maintenance of Insurance.  The Borrower will, and will
                         -------------------------
cause each Consolidated Subsidiary to, insure and keep insured, with reputable insurance companies, so much of its properties and such of its liabilities for bodily injury or property damage, to such an extent and against such risks (including fire), as companies engaged in similar businesses customarily insure properties and liabilities of a similar character; or, in lieu thereof, the Borrower will maintain, or cause each Consolidated Subsidiary to maintain, a system or systems of self-insurance which will be in accord with the customary practices of companies engaged in similar businesses in maintaining such systems.

          SECTION 5.04.  Preservation of Corporate Existence.  The Borrower
                         ------------------------------------
shall preserve and maintain its corporate existence, rights, franchises and privileges in the State of Delaware or in any other State of the United States which it shall select as its jurisdiction of incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary, except such jurisdictions, if any, where the failure to preserve and maintain its corporate existence, rights, franchises and privileges, or qualify or remain qualified will not have a material adverse effect on the business or property of the Borrower.

          SECTION 5.05.  Inspection of Property, Books and Records.  The
                         ------------------------------------------
Borrower will, and will cause each Consolidated Subsidiary to, make and keep books, records and accounts in which transactions are recorded as necessary to
(a) permit preparation of the Borrower's consolidated financial statements in accordance with generally accepted accounting principles and (b) otherwise comply with the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934 as in effect from time to time. At any reasonable time during normal business hours and from time to time, the Borrower will permit the Administrative Agent or any of the Lenders or any agents or representatives thereof at their expense (to the extent not in violation of applicable law) to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any Consolidated Subsidiaries and to discuss the affairs, finances and accounts of the Borrower and any Consolidated Subsidiaries with any of their respective officers or directors. Any information obtained pursuant to this Section or Section 5.01(a)(i) shall be subject to Section 8.12.

          SECTION 5.06.  Fixed Charge Coverage Ratio.  The Borrower will not
                         ----------------------------
permit the ratio of Consolidated EBITDAR to Consolidated Fixed Charges for any period of four consecutive fiscal quarters to be less than 1.75 to 1.00.

          SECTION 5.07.  Debt to Capital Ratio.  The Borrower will not permit
                         ----------------------
the ratio of Consolidated Debt to Capital to exceed 0.825 to 1.

          SECTION 5.08.  Limitations on Liens.  The Borrower will not, and will
                         ---------------------
not permit any Consolidated Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a) Permitted Encumbrances;

          (b) any Lien on any property or asset of the Borrower or any Consolidated Subsidiary existing on the date hereof and set forth in
     Schedule 5.08; provided that (i) such Lien shall not apply to any other
                    --------
     property or asset of the Borrower or any Consolidated Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Consolidated Subsidiary or existing on any property or asset of any Person that becomes a Consolidated Subsidiary after the date hereof prior to the time such Person becomes a Consolidated Subsidiary; provided that (i) such Lien is not created in
                              --------
     contemplation of or in connection with such acquisition or such Person becoming a Consolidated Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Consolidated Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Consolidated Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (d) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Consolidated Subsidiary; provided that (i) with
                                                     --------
     respect to a Consolidated Subsidiary, such security interests secure Indebtedness permitted by Section 5.10, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Consolidated Subsidiary; and

          (e) other Liens securing obligations in an aggregate principal amount not exceeding 15% of Consolidated Tangible Net Worth.

          SECTION 5.09.  Compliance with Laws.  The Borrower will, and will
                         ---------------------
cause each Consolidated Subsidiary to, comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including ERISA and the rules and regulations thereunder), except to the extent that (a) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (b) the failure to so comply would not result in any material adverse effect on the business, financial condition or results of operations of the Borrower and Consolidated Subsidiaries taken as a whole.

          SECTION 5.10.  Limitations on Subsidiary Indebtedness.  The Borrower
                         ---------------------------------------
will not permit any Consolidated Subsidiary to create, incur, assume or suffer to exist any Indebtedness except:

          (a) Indebtedness of any Consolidated Subsidiary which is, or the direct or indirect parent of which is, acquired by the Borrower or any other Consolidated Subsidiary after the Effective Date, which Indebtedness is in existence at the time such Consolidated Subsidiary (or parent) is so acquired; provided such Indebtedness was not created at the request or with
               --------
     the consent of the Borrower or any Subsidiary, and such Indebtedness may not be extended other than pursuant to the terms thereof as in existence at the time such Consolidated Subsidiary (or parent) was acquired; and

          (b) other Indebtedness in an aggregate principal amount for all Consolidated Subsidiaries not exceeding 10% of Consolidated Tangible Net Worth.

          SECTION 5.11.  Transactions with Affiliates.  The Borrower will not,
                         -----------------------------
and will not permit any of its Consolidated Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) at prices and on terms and conditions not less favorable to the Borrower or such Consolidated Subsidiary than could be obtained on an arm's-length basis from unrelated third parties,
(b) any transaction determined by a majority of the disinterested directors of the Borrower's board of directors to be fair to the Borrower and its Subsidiaries, (c) transactions between or among the Borrower and its Consolidated Subsidiaries not involving any other Affiliate and (d) any transaction with respect to which neither the fair market value of the related property or assets, nor the consideration therefor, exceeds $5,000,000.

          SECTION 5.12.  Consolidations, Mergers and Sales of Assets.  The
                         --------------------------------------------
Borrower will not (a) consolidate or merge with or into any other Person, (b) liquidate or dissolve or (c) sell, lease or otherwise transfer all or any substantial part of the assets of the Borrower and its Consolidated Subsidiaries, taken as a whole, to any other Person; provided that the Borrower
                                                      --------
may merge with another Person if (i) the corporation surviving the merger is the Borrower or a corporation organized under the laws of a State of the United States into which the Borrower desires to merge for the purpose of becoming incorporated in such State (in which case such corporation shall assume all of the Borrower's obligations under this Agreement by an agreement satisfactory to the Required Lenders (and the Required Lenders shall not unreasonably withhold their consent to the form of such agreement) and shall deliver to the Administrative Agent and the Lenders such legal opinions and other documents as the Administrative Agent may reasonably request to evidence the due authorization, validity and binding effect thereof) and (ii) immediately after giving effect to such merger, no Default shall have occurred and be continuing; and provided further that the foregoing shall
    -------- -------
not be construed to prohibit any Minority Interest Disposition or any other sale, lease or other transfer of assets (including by means of dividends, share repurchases or recapitalizations) that does not involve all or any substantial part of the assets of the Borrower and its Consolidated Subsidiaries taken as a whole.


                                  ARTICLE VI

                        Events of Default and Remedies
                        ------------------------------

          SECTION 6.01.  Events of Default.  Any of the following shall be an
                         ------------------
"Event of Default":

          (a) The Borrower shall fail to make any payment of principal of or interest on any Loan or any obligation in respect of any LC Disbursement when due or to pay any fees or other amounts payable by it hereunder when due, and such failure remains unremedied for three Business Days after the Borrower's actual receipt of notice of such failure from the Administrative Agent at the request of any Lender;

          (b) Any statement of fact or representation made or deemed to be made by the Borrower in this Agreement or by the Borrower or any of its officers in any certificate delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made or deemed made, and, if the consequences of such representation or statement being incorrect shall be susceptible of remedy in all material respects, such consequences shall not be remedied in all material respects within 30 days after any executive officer of the Borrower or any Financial Officer first becomes aware of or is advised that such representation or statement was incorrect in a material respect;

          (c) The Borrower shall fail to comply with any of the provisions of Sections 5.06 or 5.07 and, if the consequences of such failure shall be susceptible of remedy in all material respects, such consequences shall not be remedied in all material respects within 20 days after any executive officer of the Borrower or any Financial Officer first becomes aware or is advised of such failure to comply;

          (d) (i) The Borrower or any Consolidated Subsidiary shall fail to pay principal of or interest on any Material Indebtedness and the longer of any periods within which the Borrower or such Consolidated Subsidiary shall be allowed to cure such nonpayment shall have elapsed, or 10 days shall have passed since such failure, in either case without curing such nonpayment,
     (ii) any event or condition shall occur which enables the holder of any Material Indebtedness or any Person acting on such holder's behalf to accelerate the maturity thereof, and the longer of any periods within which the Borrower or such Consolidated Subsidiary shall be allowed to cure such condition or event shall have elapsed, or 10 days shall have passed since the occurrence of such event or condition, in either case without curing such event or condition, or (iii) the holder of any Material Indebtedness shall accelerate the maturity of such Material Indebtedness and such acceleration shall not have been rescinded within 20 days of such acceleration, provided no Default under this clause (d) shall be deemed to
                   --------
     occur if (1) at the time the relevant event or condition described in this clause (d) occurs, the Borrower's Index Debt is rated (A) Baa3 or better by Moody's and BBB- or better by S&P, if both Moody's and S&P shall have in effect a rating for the Borrower's Index Debt, or (B) Baa3 or better by Moody's or BBB- or better by S&P, if both Moody's and S&P shall not have in effect a rating for the Borrower's Index Debt,(2) the Borrower's Index Debt does not cease to have the ratings described in clause (1) above for reasons attributable to the relevant event or condition described in this clause (d), and (3) all Material Indebtedness that is affected by any event or condition described in this clause (d) is either (A) owed by a Consolidated Subsidiary not incorporated under the laws of any State of the United States, the District of Columbia or Canada or any province thereof, or (B) permitted under clause (a) of Section 5.10;

          (e) The Borrower or any Consolidated Subsidiary shall (i) make a general assignment for the benefit of creditors, (ii) apply for or consent (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, custodian, trustee or liquidator of the Borrower or any Consolidated Subsidiary or any substantial part of the properties of the Borrower or any Consolidated Subsidiary or authorize such application or consent, or proceedings seeking such appointment shall be commenced without such authorization, consent or application against the Borrower or any Consolidated Subsidiary and continue undismissed for 30 days (or if such dismissal of such unauthorized proceedings cannot reasonably be obtained within such 30 day period, the Borrower or any Consolidated Subsidiary shall fail either to proceed with due diligence to seek to obtain dismissal within such 30 day period or to obtain dismissal within 60 days), (iii) authorize or file a voluntary petition in bankruptcy, suffer an order for relief under any federal bankruptcy law, or apply for or consent (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction, or authorize such application or consent, or proceedings to such end shall be instituted against the Borrower or any Consolidated Subsidiary without such authorization, application or consent which are not vacated within 30 days from the date thereof (or if such vacation cannot reasonably be obtained within such 30 day period, the Borrower shall fail either to proceed with due diligence to seek to obtain vacation within such 30 day period or to obtain vacation within 60 days),
     (iv) permit or suffer all or any substantial part of its properties to be sequestered, attached, or subjected to a Lien (other than a Lien expressly permitted by the exception to Section 5.08) through any legal proceeding or distraint which is not vacated within 30 days from the date thereof (or if such vacation cannot reasonably be obtained within such 30 day period, the Borrower shall fail either to proceed with due diligence to seek to obtain vacation within such 30 day period or to obtain vacation within 60 days),
     (v) generally not pay its debts as such debts become due or admit in writing its inability to do so, or (vi) conceal, remove, or permit to be concealed or removed, any material part of its property, with intent to hinder, delay or defraud its creditors or any of them; provided, however,
                                                            --------  -------
     that the foregoing events will not constitute an Event of Default if such events occur with respect to any Subsidiary which is: (1) a Consolidated Subsidiary not incorporated under the laws of any State of the United States, the District of Columbia or Canada or any province thereof and not engaged in the retail business, if the aggregate Value of the Borrower's and all Consolidated Subsidiaries' investments in and advances to such Consolidated Subsidiary and all such other Consolidated Subsidiaries to which these tests are being applied within a period of 18 months ending on the date of determination, does not exceed $75,000,000, or (2) a Consolidated Subsidiary incorporated under the laws of any State of the United States, the District of Columbia or Canada or any province thereof and not engaged in the retail business, if (A) at the time the relevant event or condition described in this clause (e) occurs, the Borrower's Index Debt is rated (x) Baa3 or better by Moody's and BBB-or better by S&P, if both Moody's and S&P shall have in effect a rating for the Borrower's Index Debt, or (y) Baa3 or better by Moody's or BBB- or better by S&P, if both Moody's and S&P shall not have in effect a rating for the Index Debt, (B) the Borrower's Index Debt does not cease to have the rankings described in clause (A) above for reasons attributable to the relevant event or condition described in this clause (e) and (C) the aggregate Value of the Borrower's and all Consolidated Subsidiaries' investments and advances to such Consolidated Subsidiary and all other such Consolidated Subsidiaries to which these tests are being applied within a period of 18 months ending on the date of determination, does not exceed $37,500,000;

          (f) The Borrower or any ERISA Affiliate shall fail to pay when due an amount or amounts aggregating in excess of $25,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $75,000,000 (collectively a "Material Plan") shall be filed under Title IV of ERISA by the Borrower or any ERISA Affiliate, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any ERISA Affiliate to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

          (g) The Borrower shall fail to perform or observe in any material respect any other term, covenant or agreement contained in this Agreement (including without limitation Section 5.01) on its part to be performed or observed and any such failure remains unremedied for 30 days after the Borrower shall have received written notice thereof from the Administrative Agent at the request of any Lender;

          (h) a Change in Control shall occur; or

          (i) one or more judgments for the payment of money in an aggregate amount in excess of $75,000,000, exclusive of amounts covered by third party insurance, shall be rendered against the Borrower, any Consolidated Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Consolidated Subsidiary to enforce any such judgment; provided that in
                                                           --------
     calculating the amounts covered by third party insurance, amounts covered by third party insurance shall not include amounts for which the third party insurer has denied liability.

          SECTION 6.02.  Remedies.  If any Event of Default shall occur and be
                         ---------
continuing, the Administrative Agent shall (a) if requested by the Required Lenders, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (b) if requested by Lenders holding more than 50% of the aggregate unpaid principal amount of the Loans, by notice to the Borrower declare the Loans (together with accrued interest thereon and all other amounts payable by the Borrower hereunder) to be, and the Loans (together with accrued interest thereon and all other amounts payable by the Borrower hereunder) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the bankruptcy Events of Default
          --------
specified in Section 6.01(e) with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Lenders, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon and all other amounts payable by the Borrower hereunder) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

          SECTION 6.03.  Notice of Default.  The Administrative Agent shall give
                         ------------------
notice to the Borrower under Section 6.01(a) or 6.01(g) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

                                  ARTICLE VII

                           The Administrative Agent
                           ------------------------

          Each of the Lenders and any Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

          The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 8.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 8.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, any Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and any Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and
Section 8.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.


                                 ARTICLE VIII

                                 Miscellaneous
                                 -------------

          SECTION 8.01.  Notices.  Except in the case of notices and other
                         --------
communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower, to it at Three Limited Parkway, P.O. Box 16000, Columbus, Ohio 43216, Attention of Assistant Treasurer (Telecopy No.
     (614) 415-7060);

          (b) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Mary McCormack (Telecopy No. (212) 552-5650), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York 10017, Attention of Ruby Tulloch (Telecopy No. (212) 270-7594);

          (c) if to an Issuing Bank, as applicable, to it at The Chase Manhattan Bank, Attention of Mary McCormack (Telecopy No. (212) 552-5650) or to it at its address (or telecopy number) specified in writing to the Borrower and the Administrative Agent in accordance with this Section 8.01; and

          (d) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 8.02.  Waivers; Amendments.  (a)  No failure or delay by the
                         --------------------
Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, any Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no
                                                               --------
such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable by the Borrower hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable by the Borrower hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or
             ----------------
otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank hereunder without the prior written consent of the Administrative Agent or any Issuing Bank, as the case may be. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, any Issuing Bank) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

          SECTION 8.03.  Expenses; Indemnity; Damage Waiver.  (a)  The Borrower
                         -----------------------------------
shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of a single counsel for Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement.

          (b) The Borrower shall indemnify the Administrative Agent, any Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each
                                           ----------
Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto, which may be incurred by any Indemnitee, relating to or arising out of any actual or proposed use of proceeds of Loans hereunder for the purpose of acquiring equity securities of any Person; provided, that no Indemnitee shall
                                           --------
have the right to be indemnified hereunder (i) with respect to the acquisition of equity securities of a wholly-owned Subsidiary, or of a Person who prior to such acquisition did not conduct any business, or (ii) for its own gross negligence or willful misconduct.

          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or any Issuing Bank under paragraph
(a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or such Issuing Bank, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage,
--------
liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such Issuing Bank in its capacity as such.

          (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that the foregoing waiver shall not apply to special, indirect or
--------
consequential damages (but shall apply to punitive damages) attributable to the failure of a Lender to fund Loans, when required to do so hereunder, promptly after the receipt of notice of such failure.

          (e) All amounts due under this Section shall be payable promptly after written demand therefor.

          SECTION 8.04.  Successors and Assigns.  (a)  The provisions of this
                         -----------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, any Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i)
                                                          --------
except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure, any Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld),
(ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not apply to rights in respect of outstanding Competitive Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and
(v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that
                                                          ----------------
any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 8.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in
                                                     --------
the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent, any Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (a

"Participant") in all or a portion of such Lender's rights and/or obligations
 -----------
under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement
              --------
shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, any Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such
           --------
Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii) (iii) or (iv) of the first proviso to Section 8.02(b) that affects such Participant. Subject to paragraph
(f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such
                                                      --------
pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          SECTION 8.05.  Survival.  All covenants, agreements, representations
                         ---------
and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 8.03 and Article VII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 8.06.  Counterparts; Integration; Effectiveness.  This
                         -----------------------------------------
Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 8.07.  Severability.  Any provision of this Agreement held to
                         -------------
be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 8.08.  Right of Setoff.  If any Event of Default shall have
                         ----------------
occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations then due of the Borrower now or hereafter existing under this Agreement held by such Lender. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 8.09.  Governing Law; Jurisdiction; Consent to Service of
                         --------------------------------------------------
Process.  (a)  This Agreement shall be construed in accordance with and governed
--------
by the law of the State of New York.

          (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees, to the fullest extent permitted under applicable law, that all claims in respect of any such action or proceeding may be heard and determined in such New York

State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

          (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 8.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES,
                         ---------------------
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 8.11.  Headings.  Article and Section headings and the Table
                         ---------
of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 8.12.  Confidentiality.  Each of the Administrative Agent, any
                         ----------------
Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information
                                              -----------
received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 8.13.  Interest Rate Limitation.  Notwithstanding anything
                         -------------------------
herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the
                                                     -------
maximum lawful rate (the "Maximum Rate") which may be contracted for, charged,
                          ------------
taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          SECTION 8.14.  Waiver Under Existing Credit Agreement.  By their
                         ---------------------------------------
execution hereof, the undersigned Lenders that are also parties to the Credit Agreement dated as of September 25, 1997, among the Borrower, the banks party thereto and Morgan Guaranty Trust Company of New York, as agent for such banks, which Lenders constitute, in the aggregate, "Required Banks" thereunder, and as defined therein, hereby waive the provisions of such Credit Agreement that would otherwise require advance notice for the termination of commitments thereunder or the prepayment of loans thereunder; provided that the foregoing waiver shall
                                       --------
apply only to the termination of all commitments under such Credit Agreement and repayment of all loans outstanding thereunder, in each case in connection with the effectiveness of this Agreement.

          SECTION 8.15.  Collateral.  Each of the Lenders represents to the
                         -----------
Administrative Agent and each of the other Lenders that it in good faith is not relying upon any "margin stock" (as defined in Regulation U of the Board) as collateral in the extension or maintenance of the credit provided for in this Agreement. In addition, the Borrower will not use or permit any proceeds of the Loans to be used in any manner which would violate or cause any Lender to be in violation of Regulation U of the Board.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                              THE LIMITED, INC.,

                                  by
                                    /s/ Timothy J. Faber
                                    -------------------------
                                    Name:  Timothy J. Faber
                                    Title: Vice President, Treasury/Mergers &
                              Acquisitions


                              THE CHASE MANHATTAN BANK,
                              individually and as
                              Administrative Agent,

                                  by
                                    /s/ Barry Bergman
                                    -------------------------
                                    Name:  Barry Bergman
                                    Title: Vice President


                              THE CHASE MANHATTAN BANK

                                  by
                                    /s/ Barry Bergman
                                    -------------------------
                                    Name:  Barry Bergman
                                    Title: Vice President


                              CITIBANK, N.A.

                                  by
                                    /s/ Charles C. Philipp
                                    --------------------------
                                    Name:  Charles C. Philipp
                                    Title: Vice President


                              BANK OF AMERICA, N.A.

                                  by
                                    /s/ Timothy H. Spanos
                                    -------------------------
                                    Name:  Timothy H. Spanos
                                    Title: Managing Director

                              HSBC BANK USA

                                 by
                                   /s/ Steve Trepiccione
                                   --------------------------
                                   Name:  Steve Trepiccione
                                   Title: First Vice President


                              FLEET NATIONAL BANK

                                 by
                                   /s/ Judith C.E. Kelly
                                   -------------------------
                                   Name:  Judith C.E. Kelly
                                   Title: Director


                              FIRST UNION NATIONAL BANK

                                 by
                                   /s/ William F. Fox
                                   -------------------------
                                   Name:  William F. Fox
                                   Title: Vice President


                              THE BANK OF NEW YORK

                                 by
                                   /s/ Howard F. Bascom
                                   -------------------------
                                   Name:  Howard F. Bascom
                                   Title: Vice President


                              NATIONAL CITY BANK

                                 by
                                   /s/ Brian T. Strayton
                                   -------------------------
                                   Name:  Brian T. Strayton
                                   Title: Vice President



                              BANK ONE, N.A.

                                 by
                                   /s/ Debora K. Oberling
                                   -------------------------
                                   Name:  Debora K. Oberling
                                   Title: Director

                                            STANDARD CHARTERED BANK

                                               by
                                                 /s/ Shafiq Ur Rahman
                                                 -------------------------
                                                 Name:  Shafiq Ur Rahman
                                                 Title: Senior Vice  President

                                               by
                                                 /s/ David B. Edwards
                                                 -------------------------
                                                 Name:  David B. Edwards
                                                 Title: Senior Vice President


                                            HUNTINGTON NATIONAL BANK

                                               by
                                                 /s/ John M. Luehmann
                                                 --------------------------
                                                 Name:  John M. Luehmann
                                                 Title: Assistant Vice President


                                            KEY BANK, N.A.

                                               by
                                                 /s/ Brendan A. Lawlor
                                                 --------------------------
                                                 Name:  Brendan A. Lawlor
                                                 Title: Vice President


                                            FIFTH THIRD BANK

                                               by
                                                 /s/ Mark Ransom
                                                 -------------------------
                                                 Name:  Mark Ransom
                                                 Title: Vice President



                                            THE NORTHERN TRUST COMPANY

                                               by
                                                 /s/ Chris McKean
                                                 -------------------------
                                                 Name:  Chris McKean
                                                 Title: Second Vice President

                                            WELLS FARGO BANK, NATIONAL
                                            ASSOCIATION

                                               by
                                                 /s/ Mary D. Falck
                                                 -------------------------
                                                 Name:  Mary D. Falck
                                                 Title: Senior Vice President

                                               by
                                                 /s/ Scott Miller
                                                 -------------------------
                                                 Name:  Scott Miller
                                                 Title: Vice President


                                            BANCA DI ROMA

                                               by
                                                 /s/ Aurora Pensa
                                                 -------------------------
                                                 Name:  Aurora Pensa
                                                 Title: Vice President

                                               by
                                                 /s/ Enrico Verdoscia
                                                 -------------------------
                                                 Name:  Aurora Pensa
                                                 Title: Senior Vice President
                                                        and Branch Manager


                                            BANCA NAZIONALE DEL LAVORO S.P.A. -
                                            NEW YORK BRANCH

                                               by
                                                 /s/ Leonardo Valentini
                                                 ---------------------------
                                                 Name:  Leonardo Valentini
                                                 Title: First Vice President

                                               by
                                                 /s/ Juan J. Cortes
                                                 ---------------------------
                                                 Name:  Juan J. Cortes
                                                 Title: Vice President

                                                                   SCHEDULE 2.01
                                                                TO THE FIVE-YEAR
                                                                CREDIT AGREEMENT



                  LENDER                                     COMMITMENT
                  ------                                     ----------
--------------------------------------------------------------------------------

The Chase Manhattan Bank                     $117,000,000
270 Park Avenue
New York, NY 10017

Attention:  Mary McCormack
Telephone: (212) 552-7997
Telecopy:  (212) 552-5650
--------------------------------------------------------------------------------

Citibank, N.A.                               $ 81,000,000
388 Greenwich Street (21st Floor)
New York, NY 10013

Attention:   Robert S. Snell
Telephone: (212) 816-8169
Telecopy:  (212) 816-8242
--------------------------------------------------------------------------------

Bank of America, N.A.                        $ 81,000,000
100 N. Tryon Street
Charlotte, NC 28255

Attention:  Tim Spanos
Telephone: (704) 386-4507
Telecopy:  (704) 388-8268
--------------------------------------------------------------------------------

HSBC Bank USA                                $ 75,000,000
Agent Servicing Dept. (26th Floor)
One HSBC Center
Buffalo, NY 14203

Attention:  Donna L. Riley
Telephone: (716) 841-4178
Telecopy:  (716) 841-0269
--------------------------------------------------------------------------------

Fleet National Bank                          $ 75,000,000
100 Federal Street
Boston, MA 02110

--------------------------------------------------------------------------------
 Attention: Judith C. E. Kelly
 Telephone: (617) 434-5280
 Telecopy:  (617) 434-6685
--------------------------------------------------------------------------------

 First Union National Bank                              $ 60,000,000
 One South Pennsylvania Square
 Philadelphia, PA 19102

 Attention: Bill Fox
 Telephone: (215) 786-8633
 Telecopy:  (215) 786-2877
--------------------------------------------------------------------------------

 The Bank of New York                                   $ 60,000,000
 One Wall Street
 New York, NY 10286

 Attention: Bill Barnum
 Telephone: (212) 635-1019
 Telecopy:  (212) 635-1481
--------------------------------------------------------------------------------

 National City Bank                                     $ 30,000,000
 155 East Broad Street
 Columbus, OH 43215-0077

 Attention: Joseph L. Kwasny
 Telephone: (614) 463-7108
 Telecopy:  (614) 463-8572
--------------------------------------------------------------------------------

 Bank One, N.A.                                         $ 30,000,000
 1 Bank One Plaza, 14th Floor, Suite 86
 Chicago, IL 60670

 Attention: Deborah Oberling
 Telephone: (312) 732-4644
 Telecopy:  (312) 336-4380
--------------------------------------------------------------------------------

 Standard Chartered Bank                                $ 30,000,000
 7 World Trade Center
 New York, NY 10048

 Attention:  Shafiq Rahman
 Telephone: (212) 667-0366
 Telecopy:  (212) 667-0193
--------------------------------------------------------------------------------

 Huntington National Bank                               $ 21,000,000
 41 South High Street (8th Floor)
 Columbus, OH 43215

 Attention: John Luehmann
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Telephone: (614) 480-4400
 Telecopy:  (614) 480-5791
--------------------------------------------------------------------------------

 KeyBank, N.A.                                          $ 21,000,000
 127 Public Square
 Cleveland, OH 44114

 Attention: Brendan Lawlor
 Telephone: (216) 689-5642
 Telecopy:  (216) 689-4981
--------------------------------------------------------------------------------

 Fifth Third Bank                                       $ 15,000,000
 21 East State Street
 Columbus, OH 43215

 Attention: Mark Ranson
 Telephone: (614) 233-3929
 Telecopy:  (614) 341-2606
--------------------------------------------------------------------------------

 The Northern Trust Company                             $ 15,000,000
 50 South LaSalle
 Chicago, IL 60675

 Attention: Chris McKean
 Telephone: (312) 557-2638
 Telecopy:  (312) 444-5055
--------------------------------------------------------------------------------

 Wells Fargo Bank, N.A.                                 $ 15,000,000
 230 West Monroe, Suite 2900
 MAC E2616-190
 Chicago, IL 60606

 Attention: James Heinz
 Telephone: (312) 845-4523
 Telecopy:  (312) 553-4783
--------------------------------------------------------------------------------

 Banca di Roma                                          $ 15,000,000
 225 West Washington, Suite 1200
 Chicago, IL 60606

 Attention: Mr. James Semonchik
 Telephone: (312) 704-2629
 Telecopy:  (312) 726-3058
--------------------------------------------------------------------------------

 Banca Nazionale del Lavoro S.p.A.                      $  9,000,000
 (New York Branch)
 25 West 51st Street
 New York, NY 10019

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Attention: Juan J. Cortes
Telephone: (212) 314-0295
Telecopy:  (212) 765-2978
--------------------------------------------------------------------------------
                 TOTAL                                 $750,000,000
--------------------------------------------------------------------------------


                                                                       EXHIBIT A
                                                                TO THE FIVE-YEAR
                                                                CREDIT AGREEMENT


                                   [FORM OF]

                           ASSIGNMENT AND ACCEPTANCE


     Reference is made to the Credit Agreement dated as of July 13, 2001 (as amended and in effect on the date hereof, the "Credit Agreement"), among The Limited, Inc., the Lenders named therein and The Chase Manhattan Bank, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

     The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and Competitive Loans and Revolving Loans owing to the Assignor which are outstanding on the Assignment Date, together with the participations in Letters of Credit and LC Disbursements held by the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

     This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.16(e) of the

Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 8.04(b) of the Credit Agreement.

     This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date"):



================================================================================

                                                  Percentage Assigned of
                                                  Facility/Commitment (set
                       Principal Amount Assigned  forth, to at least 8
                       (and identifying           decimals, as a percentage of
                       information as to          the Facility and the
Facility               individual Competitive     aggregate Commitments of all
--------                          -----------
                       Loans)                     Lenders thereunder)
--------------------------------------------------------------------------------

Commitment             $                                                     %
Assigned:
--------------------------------------------------------------------------------

Revolving Loans:
--------------------------------------------------------------------------------

Competitive Loans:
================================================================================

 The terms set forth above and on the reverse side hereof are hereby agreed to:


                                              [Name of Assignor]   , as Assignor
                                              ---------------------

                                                 By:
                                                     ____________________

                                                      Name:
                                                      Title:


                                              [Name of Assignee]   , as Assignee
                                              ---------------------

                                                 By:
                                                     ____________________

                                                      Name:
                                                      Title:


 The undersigned hereby consent to the within assignment: 1/
                                                          -

The Limited, Inc.,                                 The Chase Manhattan Bank, as
                                                          Administrative Agent,

By:                                                By:
   _____________________                            ____________________

   Name:                                              Name:
   Title:                                           Title:


[Name of Issuing Bank], as
----------------------
Issuing Bank,

By:
   _______________________

   Name:
   Title:

______________________
     1/ Consents to be included to the extent required by Section 8.04(b) of the
     -
Credit Agreement.